FEDERATED WORLD INVESTMENT SERIES, INC.
ARTICLES OF AMENDMENT

	FEDERATED WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), certifies to the Maryland State Department of Assessments and Taxation that:

	FIRST:  The Corporation hereby renames all of the shares of
(i) Federated Global Financial Services Fund Class A Shares;
(ii) Federated Global Financial Services Fund Class B Shares;
and (iii)  Federated Global Financial Services Fund Class C
Shares as follows:

		Old Name				New Name
Federated Global Financial Services Fund	Federated International Value Fund
Class A Shares					Class A Shares
Federated Global Financial Services Fund	Federated International Value Fund
Class B Shares					Class B Shares
Federated Global Financial Services Fund	Federated International Value Fund
Class C Shares					Class C Shares

	SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire
Board of Directors of the Corporation; the Charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation
Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

	THIRD: These Articles of Amendment shall become effective immediately upon the filing with the State Department of Assessments and Taxation of Maryland.

	IN WITNESS WHEREOF, FEDERATED WORLD INVESTMENT SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of August 5, 2003.

	The undersigned, J. Christopher Donahue, President of the
Corporation, hereby acknowledges in the name and on behalf of theCorporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:	FEDERATED WORLD INVESTMENT
SERIES, INC.

/s/ Todd Zerega			/s/ J. Christopher Donahue
Todd Zerega, Esquire		J. Christopher Donahue
Assistant Secretary		President